SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Pear Tree Funds

(Name of Registrant(s) as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SOLICITATION SCRIPT
PEAR TREE FUNDS
PEAR TREE PANAGORA DYNAMIC EMERGING MARKETS FUND
MEETING DATE APRIL 23, 2013
TOLL FREE NUMBER – 1-888-991-1291

1.           PRIOR TO MEETING:

A.           Opening for All Scenarios when Solicitor Reaches an Individual:

Scenario A-1 (Inbound Greeting):

“Thank-you for calling the Broadridge Proxy Services Center for the Pear Tree PanAgora Dynamic Emerging Markets Fund.  My name is <Solicitor Name> and this call is being recorded for quality assurance. How may I assist you today?”

(Answer the caller’s question.  If the caller is a shareholder and willing to vote, go to Scenario B-1A.  If the caller is a shareholder and would like to review the proposals, go to Scenario B-2A.  If the caller is a shareholder and would like the proxy materials resent, go to Scenario B-2B.)

Scenario A-2 (Outbound Greeting):

“Hello.  Is Mr. /Ms.   available please?”

(Wait until shareholder comes on line.)

Scenario A-2A (Shareholder comes on line.)

“Hi, Mr. /Ms  , my name is <Solicitor Name> and I am calling on behalf of Pear Tree PanAgora Dynamic Emerging Markets Fund on a recorded line.  Recently, we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on April 23, 2013 and have not received your vote.  Have the proxy materials arrived?”

(If the shareholder has received the materials, go to Scenario B-1.  If the shareholder has not received the materials, go to Scenario B-2.)

Scenario A-2B (Shareholder not available.)

[“My name is <Solicitor Name> and I am a proxy voting specialist calling on behalf of Pear Tree PanAgora Dynamic Emerging Markets Fund.  Is there a convenient time when I may call him/her or would you please have him call 1-888-991-1291?  Thank-you.”]

B.           Solicitor Reaches Shareholder (individual); Voting.

Scenario B-1 (Shareholder has received the proxy materials):

“I’m calling to ask if you would be willing to vote your shares by telephone with me now.”

(If the shareholder would like to vote now, go to Scenario B-1A.  If the shareholder would not like to vote now, do to Scenario B-1B.)

Scenario B-1A (Shareholder has received the materials - Shareholder willing to vote):

“Before beginning, we need to determine whether you are authorized to vote on all shares in the fund and for all accounts [in your name/in the name of ___________].

“Are you authorized to vote on all shares in the fund for all [your/those] accounts?”

(If the shareholder responds “yes,” proceed with these questions in Scenario B-1A.  If the shareholder responds “no,” go to Scenario B-1C.)

“Your Fund’s Board recommends that shareholders vote “FOR” the proposals.  Would you like to vote along with the recommendations of the Board?

“Thank-you, I am recording your (for, against, abstain) vote.

“For confirmation purposes, please state your full name?

“And according to our records, you currently reside in (read city, state, and Zip Code). To ensure we have the correct street address for the confirmation, please state your street address?

“Thank-you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll free number listed on the confirmation.

“Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated.  Thank-you and have a good (day, evening, night).”

Scenario B-1B (Shareholder has received the materials - Shareholder wants/does not want to review the proposals):

 “Would you like me to review the proposals with you? “

(If the shareholder wants to review the proposals, review each proposal by reading the proposal directly from the proxy statement.  Answer any question.  After review, ask the shareholder if he or she would like to vote now over the phone.  If the shareholder would like to vote now, go to Scenario B-1A.  If the shareholder would not like to vote now, go to Scenario B-2C.  If the shareholder does not want to review the proposals, go to Scenario B-2C.)

Scenario B-1C (Caller is not authorized to vote the shares):

“Who is authorized to vote?”  (Record response.)

“Thank-you, and have a good (day, evening, night).”

Scenario B-2 (Shareholder has not received the proxy materials):

 “I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone.  Which would you prefer?”

(If shareholder would like to review the proposals, go to Scenario B-2A.  If the shareholder would like the proxy materials resent, go to Scenario B-2B.  If the shareholder would not like to review the proposals or have the proxy materials resent, go to Scenario B-2C.)

Scenario B-2A (Shareholder has not received the proxy materials - Shareholder would like to review the proposals):

(Review each proposal by reading the proposal directly from the proxy statement.  Answer any question.  After review, ask the shareholder if he or she would like to vote now over the phone.  If the shareholder is willing to vote, go to Scenario B-1A.  If the shareholder is unwilling to vote, go to Scenario B-2C.)

Scenario B-2B (Shareholder has not received the proxy materials - Shareholder would not like to review the proposals - Shareholder prefers proxy materials be resent):

“Do you have an email or other address that the materials may be sent to?”

(If yes, enter the email or other address in the notes and read it back phonetically to the shareholder.)

“Thank-you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 1-888-991-1291”

Scenario B-2C (Shareholder has not received the proxy materials - Shareholder would not like to review the proposals – Shareholder does not want proxy materials resent):

 “I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank-you again for your time today, and have a wonderful day/evening.”

C.           If the Solicitor Reaches an Answering Machine:

Scenario C-1 (Solicitor (Individual) Reaches an Answering Machine):

 “Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of Pear Tree PanAgora Dynamic Emerging Markets Fund. You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on April 23, 2013.

“Your vote is very important.  Please sign, date and promptly mail your proxy card in the postage-paid envelope provided.  Internet and telephone voting are also available.  To vote over the Internet please follow the instructions provided in the proxy materials.  If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 1-888-991-1291 and a proxy voting specialist will assist you.  Specialists are available Monday through Friday, 9:30 AM to 9:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

“Thank-you for your prompt attention to this matter.”

Scenario C-2                                (Solicitor (Automated) Reaches an Answering Machine):

“Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of Pear Tree PanAgora Dynamic Emerging Markets Fund.  You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on April 23, 2013.

“Your vote is very important.  Please sign, date and promptly mail your proxy card in the postage-paid envelope provided.  Internet and telephone voting are also available.  To vote over the Internet please follow the instructions provided in the proxy materials.  If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 1-888-991-1291 and a proxy voting specialist will assist you.  Specialists are available Monday through Friday, 9:30 AM to 9:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

“Thank-you for your prompt attention to this matter.”

D.           Inbound Call – Office Closed Recording:

“Thank-you for calling the Broadridge Proxy Services Center. Our offices are now closed.  Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM Eastern Time.  Thank-you.”

 E.           Inbound Call – Call in Queue Message:

“Thank-you for calling the Broadridge Proxy Services Center.  Our proxy specialists are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.”

 2.AFTER THE MEETING:

“Thank-you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly.  Thank-you and have a nice day.”